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                                                                    Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT

Board of Directors and Stockholders
Reinsurance Group of America, Incorporated:

We consent to the incorporation by reference in Registration Statements Nos. 333-51777, 333-74104, 333-74104-01 and 333-74104-02 on Form S-3, Post-Effective
Amendment No. 2 to Registration Statements Nos. 333-55304, 333-55304-01 and 333-55304-02 on Form S-3, and Registration Statements Nos. 333-62274 and 333-27167 on Form S-8 of Reinsurance Group of America, Incorporated and subsidiaries of our report dated February 3, 2003 appearing in this Annual Report on Form 10-K of Reinsurance Group of America, Incorporated and subsidiaries for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

St. Louis, Missouri
March 18, 2003